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                                                                    EXHIBIT 3.17
                               STATE OF DELAWARE
                                    [LOGO]
                         OFFICE OF SECRETARY OF STATE

                         ----------------------------


        I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF CORSEARCH, INC. FILED IN THIS OFFICE ON THE FIRST DAY OF JUNE, A.D. 1984, AT 9 0'CLOCK A.M.












                                          /s/ Glenn C. Kenton
                                         ---------------------------------------
                                           Glenn C. Kenton, Secretary of State

                                               AUTHENTICATION:     :0259000

                                                         DATE:     06/01/1984
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                         CERTIFICATE OF INCORPORATION

                                      OF

                                CORSEARCH, INC.

                                      ***

        The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                      I.

        The name of the corporation is CORSEARCH, INC.

                                      II.

        The registered office of the corporation is 229 South State Street, Dover, Kent County, Delaware and the name of its initial registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                     III.

        The purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      IV.

        The aggregate number of shares which the corporation shall have authority to issue is 5,000 shares of Common Stock with the par value of $1.00 each.
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                                      V.

        Cumulative voting by the shareholders of the corporation at any election for directors of the corporation is hereby prohibited. Every shareholder entitled to vote at each such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

                                      VI.

        The corporation shall indemnify any and all persons who may serve or who may have served at any time as directors or officers of the corporation or who, at the request of the Board of Directors of the corporation, may serve or at any time have served as directors and officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceedings, in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having

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been directors of officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be guilty of gross negligence or willful misconduct in the performance of duty. Such indemnification shall be in addition to any other rights to which these indemnified may be entitled under any law, By-law, agreement, vote of shareholders or otherwise.

                                     VII.

        Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as

                                       3
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the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                     VIII.
        Except to the extent such power may be modified or divested by action of shareholders representing a majority of the issued and outstanding shares of the capital stock of the corporation, the power to alter, amend or repeal the By-laws of the corporation shall be vested in the Board of Directors.

                                      IX.

        The name and address of the Incorporator is as follows:

        Gary A. Schonwald       230 Park Avenue
                                Suite 416
                                New York, NY 10169

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        IN WITNESS WHEREOF, the Incorporator has executed these Articles of
Incorporation, this 31st day of May, 1984.

                                        --------------------------
                                            Gary A. Schonwald
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                                  FILED 9 AM

                                 APRIL 9 1987

                              BOOK M105 PAGE 307

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                                CORSEARCH, INC.

                        --------------------------------
                         Pursuant to Section 242 of the
                         General Corporation Law of the
                               State of Delaware
                        --------------------------------

        WE, THE UNDERSIGNED, President and Secretary of CORSEARCH, INC., a corporation existing under the laws of the State of Delaware (the
"Corporation"), do hereby certify under the seal of the Corporation as follows:

        FIRST: That the Certificate of Incorporation of the Corporation has been amended by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

                                     I.V.

        The aggregate number of shares which the Corporation, shall have authority to issue is Five Hundred Thousand (500,000) shares of Common Stock with the par value of $0.01 each.

      SECOND: That each share of common stock of the par value of one dollar ($1.00) each of the Corporation issued and outstanding on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware shall be changed into one hundred shares of common stock of the par value of one cent ($.01) each of the Corporation upon such filing.
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      THIRD: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of more than a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Sections, 212 and 228 of the General Corporation Law of the State of Delaware and that the capital of the Corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, we have signed this Certificate and caused the corporate seal of the Corporation to be hereunto affixed this 27th day of March, 1987.


                                        ------------------------------------
                                                     President


Attest:



--------------------------------
         Secretary